UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On October 22, 2008, The Providence Service Corporation (the “Company”) issued a press release containing certain financial information for the quarter ended September 30, 2008 and announcing that it is withdrawing its revenue and earnings guidance for the year ending December 31, 2008. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06	Material Impairments.

As a result of the declining market price of the Company’s common stock during the three months ended September 30, 2008, the Company initiated an analysis of its goodwill to determine if it had an impairment loss as required under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. On October 22, 2008, the Company determined that the goodwill amount related to its acquisition of Charter LCI Corporation (a provider of non-emergency transportation management services known as LogistiCare) in December 2007 was impaired as of September 30, 2008. As such, the Company anticipates it will record a non-cash impairment charge to earnings of between $90 million and $120 million for the three months ended September 30, 2008.

Item 7.01	Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Company’s Press Release dated October 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 23, 2008	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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